                                                                     Exhibit 1.1

                               2,200,000 SHARES(1)

                          COLLEGELINK.COM INCORPORATED

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

January 20, 2000


CRUTTENDEN ROTH INCORPORATED
PENNSYLVANIA MERCHANT GROUP
As Representatives of the several Underwriters
c/o CRUTTENDEN ROTH INCORPORATED
24 Corporate Plaza
Newport Beach, California  92660


Ladies and Gentlemen:

         CollegeLink.com Incorporated, a Delaware corporation (the "Company"), addresses you as the Representatives of each of the persons, firms and corporations listed in Schedule A hereto (herein collectively called the "Underwriters") and hereby confirms its agreement with the several Underwriters as follows:

     1. DESCRIPTION OF SHARES. The Company proposes to issue and sell
2,200,000 shares of its authorized and unissued Common Stock, $0.001 par value per share (the "Firm Shares"), to the several Underwriters. The Company also proposes to grant to the Underwriters an option to purchase up to 272,500 additional shares of the Company's Common Stock, $0.001 par value per share plus an additional 57,500 shares of the Company's Common Stock, $0.001 par value per share to the extent five stockholders who have granted the Underwriters a 45 day option to purchase up to 57,500 shares of common stock to cover over-allotments decide not to sell such shares (such 272,500 to 330,000 additional shares being hereinafter referred to as the "Option Shares") solely for the purpose of covering over-allotments, as provided in Section 7 hereof. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock, $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, including the Shares, are hereinafter referred to as "Common Stock."

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter that:

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         (1) Plus an option to purchase up to 330,000 additional shares to cover over-allotments.

         (a) A registration statement on Form S-1 (File No. 333-85079) with respect to the Shares, including a prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement, such prospectuses and abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations (a "462 Registration Statement") as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments together with each exhibit filed therewith, of each related prospectus contained or filed as part of any pre-effective amendment to such registration statement or filed pursuant to Rule 424(a) (the "Preliminary Prospectuses") and of any abbreviated 462 Registration Statement have been delivered to you.

         If the registration statement relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) or, if the Representatives, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations pursuant to subparagraph (1), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus, or, if the Representatives, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits (including exhibits incorporated by reference), in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) or files a term sheet pursuant to Rule 434 of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any 462 Registration Statement after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of any 462 Registration Statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations); provided, however, that if in reliance on Rule 434 of the Rules and Regulations and with the consent of the Representatives, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Rules and Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Shares (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If in reliance on Rule 434 of the Rules and Regulations and with the consent of the Representatives, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement.

         (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof.

         (c) If the Company has elected to rely on Rule 462(b) and the Rule 462 Registration Statement has not been declared effective (i) the Company has filed a Rule 462 Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and has received confirmation of its receipt and
(ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462 Registration

Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

         (d) Each of the Company and its direct and indirect subsidiaries (hereinafter, the "Subsidiaries") is duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole, (hereinafter, a "Material Adverse Effect"); no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and the Subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws and no event has occurred which, with notice or lapse of time or both, would constitute a breach or violation of any of the terms and provisions of, or constitute a default under, any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which either the Company or any of its Subsidiaries is a party or by which their properties may be bound. Neither the Company nor any of its Subsidiaries is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties except where such violation would not have a Material Adverse Effect.

         (e) Each of the Company and its Subsidiaries has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby including the Warrant Agreement as defined in Section 2(g) hereof. Each of the Company and its Subsidiaries had full legal right, power and authority to enter into a Consulting Agreement dated January 20, 2000 with Cruttenden Roth Incorporated (the "Consulting Agreement"). Each of this Agreement, the Consulting Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). The making, execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated including the Warrant Agreement and the Consulting Agreement will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound, (ii) the charter or bylaws of the Company or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, including the Warrant Agreement and the Consulting Agreement except such as may be required under the Act, by the National Association of Securities Dealers, Inc. (the "NASD"), or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects.

         (f) There is not pending or, to the Company's knowledge, threatened, any action, suit, claim or proceeding against either the Company or any of its Subsidiaries, any of Company's or any of its Subsidiaries' officers, any of its properties, assets or rights before any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries, its officers, its properties, or otherwise which (i) might, individually or in the aggregate, result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or its Subsidiaries, taken as a whole (a "Material Adverse Change"), or, (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed. There are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement. Neither the Company nor its Subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, administrative agency, regulatory body, government or governmental agency or body domestic or foreign, that could be expected to result in a Material Adverse Change. Each of the Company and its Subsidiaries has conducted and is conducting its business in compliance with all applicable Federal, State, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

         (g) All outstanding shares of capital stock of each of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." The capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). The Shares to be issued and sold by the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Except as set forth in the Prospectus, no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares or the issuance and sale thereof other than those that have been satisfied or expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act or under state or other securities or Blue Sky laws. The Company shall at all times reserve for issuance under the Warrants (the "Warrants") sold to Cruttenden Roth Incorporated ("CRI") pursuant to that Warrant Agreement of even date herewith between CRI and the Company (the "Warrant Agreement") sufficient shares of common stock and the shares of common stock issuable thereunder, upon issuance, delivery and payment therefor in the manner therein described, will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in the Registration Statement, Prospectus and the financial statements of the Company, and the related notes thereto included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus fairly and accurately presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding options of the Company have been duly authorized and issued in compliance with the option plan pursuant to which such option was granted and with all federal and state securities laws and the Delaware General Corporation Law.

         (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any Material Adverse Change, (ii) any transaction that is material to either the Company or any of its Subsidiaries, (iii) any obligation, direct or contingent, incurred by either the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of either the Company or any of its Subsidiaries, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of either the Company or any of its Subsidiaries, (vi) any default in the payment of principal of or interest on any outstanding debt obligations, or (vii) any loss or damage (whether or not insured) to the property of either the Company or any of its Subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.

         (i) Except as set forth in the Registration Statement and Prospectus,
(i) each of the Company and its Subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a Material Adverse Effect, (ii) the agreements to which either the Company or any of its Subsidiaries is a party described in, or filed as exhibits to, the Registration Statement and Prospectus are valid agreements, enforceable by the Company or its Subsidiaries, as the case may be, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity) and, to the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements, and (iii) either the Company or its Subsidiaries has valid and enforceable leases for all properties described in the Registration Statement and Prospectus, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in the Registration Statement and Prospectus, the Company and its Subsidiaries own or lease all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

         (j) Radin, Glass & Co., LLP, Independent Auditors ("Radin, Glass"), Independent Auditors, which has examined the financial statements of the Company, together with the related schedules and notes, as of June 30, 1999 and 1998, and for the years ended June 30, 1999, 1998 and 1997, filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations. The audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the Registration Statement and Prospectus, fairly present, in all material respects, the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Registration Statement fairly present, in all material respects, the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

         (k) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (l) The consolidated financial statements and schedules of the Company included in the Registration Statement and the Prospectus fairly present, in all material respects, the financial position of the Company and its Subsidiaries and the results of operations and changes in financial condition, as of the dates and periods therein specified.

         (m) Each of the Company and its Subsidiaries has timely filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, might be asserted against the Company or any of its Subsidiaries that might have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of each of the Company and its Subsidiaries.

         (n) Each of the Company and its Subsidiaries maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally maintained for its business and consistent with insurance coverage maintained by similar companies in similar businesses or as otherwise required by any agreement to which either the Company or a Subsidiary is a party, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its Subsidiaries against theft, damage, destruction, acts of vandalism, products liability, errors and omissions, and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         (o) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is imminent. The Company is not aware of any existing or imminent work stoppage or labor strike by the employees of any of the Companies' or any of its Subsidiaries' principal suppliers, subcontractors, distributors (domestic or foreign) that might be expected to result in a Material Adverse Change. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

         (p) If any full-time employee identified in the Prospectus has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company or its Subsidiaries, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company as described in the Prospectus or such person's performance of his or her obligations to the Company. Each employee engaged by or on behalf of the Company or any of its Subsidiaries to render services for the Company or any of its Subsidiaries has entered into an agreement with the Company or such Subsidiary, as the case may be, providing for terms and conditions of non-disclosure and confidentiality in connection with such services ("Confidentiality Agreements"). Assuming due authorization, execution and delivery of the Confidentiality Agreements by each employee, the Confidentiality Agreements are the legal, valid, binding and enforceable instruments of the employees, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting rights generally or by general equitable principles and rules of law governing specific performance estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). To the Company's knowledge, no employee of the Company is in violation of any Confidentiality Agreement. Each Officer of the Company or any of its Subsidiaries has entered into an agreement with the Company or such Subsidiary, as the case may be, providing for terms and conditions of non-disclosure, non-competition and confidentiality ("Officer Confidentiality Agreements"). Assuming due authorization, execution and delivery of the Officer Confidentiality Agreements by each Officer, the Officer Confidentiality Agreements are the legal, valid, binding and enforceable instruments of the Officers, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting rights generally or by general equitable principles and rules of law governing specific performance estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). To the Company's knowledge, no Officer of the Company is in violation of any Officer Confidentiality Agreement.

         (q) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is approved for quotation on the American Stock Exchange ("AMEX"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from AMEX, nor has the Company received any notification that the Commission or AMEX is contemplating terminating such registration or quotation.

         (r) Each of the Company and its Subsidiaries owns or possesses exclusive rights to use all patents, patent rights, patent licenses, inventions, trade secrets, trademarks, service marks, trade names, copyrights, service names, mask works, technology, know-how and other proprietary intellectual rights which are necessary to conduct its business as now conducted and as described in the Registration Statement and Prospectus. Except as set forth in the Registration Statement and the Prospectus, the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a Material Adverse Effect. The Company or its assignor has duly and properly filed with the U.S. Patent and Trademark Office all pending patent applications (the "Patent Applications") referred to in the Registration Statement and Prospectus. The information contained in the Registration Statement and Prospectus concerning the Patent Applications and patents owned by or licensed to the Company or its Subsidiaries is accurate in all material respects. Neither the Company nor any of its Subsidiaries has received any notice of, nor has it any knowledge of, any infringement of or conflict with asserted rights of either the Company or any of its Subsidiaries by others with respect to any patents, patent rights, inventions, trade secrets, trademarks, service marks, trade names, copyrights, mask works, technology or know-how. Neither the Company nor any of it Subsidiaries has received any notice of, nor has it any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

         (s) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

         (t) Each of the Company and its Subsidiaries is conducting business in compliance with all applicable statutes, rules, regulations and orders administered or issued by any domestic or foreign administrative agency, regulatory body, government or governmental agency in the jurisdictions in which it is conducting business except where such noncompliance would not result in a Material Adverse Effect.

         (u) Each of the Company and such Subsidiaries has submitted all reports and other documentation necessary to be submitted in accordance with all foreign regulatory orders, laws and regulations in jurisdictions in which the Company or such Subsidiary is conducting business except where such failure would not have a Material Adverse Effect. Neither the Company nor any such Subsidiaries has received notification of violation of any applicable statute, rule, regulation or order administered or issued by any foreign administrative agency, regulatory body, government or governmental agency in foreign jurisdictions in which it is conducting business.

         (v) Except as set forth in the Registration Statement and Prospectus,
(i) each of the Company and its Subsidiaries is in compliance with all laws, orders, rules and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business except where failure to do so would not have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has received notice from any administrative agency, regulatory body, government, governmental authority or third party of an asserted claim under Environmental Laws, (iii) neither the Company nor any of its Subsidiaries will be required to make material capital expenditures to comply or cause its Subsidiaries to comply with Environmental Laws in the foreseeable future and (iv) no property which is, or has been, owned, leased or occupied by the Company or an of its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable state or local law.

         (w) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

         (x) Neither the Company nor any of its Subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         (y) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (z) Except as otherwise set forth in the Registration Statement and the Prospectus, each officer and director of the Company, and each person listed on
Schedule 1 attached hereto has agreed in writing that such person will not, except as described below, for a period beginning on the date hereof and ending 180 days after the Closing Date (the "Lock-Up Period"), sell, offer to sell, solicit an offer to buy, contract to sell, loan, pledge, grant any option to purchase, or otherwise transfer or dispose of (collectively, a "Disposition"), any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, "Securities"), now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition otherwise than (i) on exercise (on a cash or cashless basis, whether in a traditional cashless exercise or in a "brokers" cashless exercise), of Common Stock options or warrants outstanding, it being understood, however, that the shares of Common Stock received (net of shares sold by or on behalf of such person in a "brokers" cashless exercise or shares delivered to the Company in a traditional cashless exercise thereof) by such person upon exercise thereof shall be subject to the terms of the Lock-Up Agreement (as defined below), (ii) on the transfer of shares of Common Stock or Securities during such person's lifetime by bona fide gift or upon death by will or intestacy, provided that any transferee agrees to be bound by the Lock-Up Agreement, and (iii) on the transfer or other disposition of shares of Common Stock or Securities as a distribution to limited partners or shareholders of such person, provided that the distributees thereof agree to be bound by the terms of the Lock-Up Agreement. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and stockholders have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby.

         (aa) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any shareholder who owns beneficially more than five percent (5%) of the Common Stock of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

         (bb) Other than the Representatives on behalf of the several Underwriters, (and Gerard Klauer Mattison & Co., Inc. with respect to an earlier version of the offering described in the Registration Statement), no person is or will be owed any finder's fee or commission or similar payment in connection with the transactions contemplated by this Agreement.

         (cc) All sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, other than those who have entered into Lock-up Agreements.

         (dd) No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Act or the 1934 Act or the Rules and Regulations to be described in the Registration Statement and the Prospectus that is not described as so required.

         (ee) The Preliminary Prospectuses and Prospectus delivered to the Underwriters for use in connection with this offering were identical to the versions of the Preliminary Prospectuses and Prospectuses created to be transmitted to the Commission for filing via Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

         (ff) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

     3. PURCHASE, SALE AND DELIVERY OF SHARES.

         On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share, the respective number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section 10).

         Arrangement for electronic transfer of, or delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in same-day funds, payable to the order of the Company or by wire transfer in same day funds, at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts (or at such other place as may be agreed upon between the Representatives and the Company), at 10:00 A.M. Eastern Standard Time, (a) on the third (3rd) full business day following the first day that Shares are traded or (b) if this Agreement is executed and delivered after 4:30 P.M. Eastern Standard Time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (c) at such other time and date not later than seven (7) full business days following the first day that Shares are traded as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to
Section 11 hereof), such time and date of payment and delivery being herein called the "Closing Date;" provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 4(4) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representatives. The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location including, as you may reasonably request for checking at least one (1) full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to the Closing Date. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

         It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

         After the Registration Statement becomes effective, the several Underwriters intend to make a public offering (as such term is described in Section 11 hereof) of the Firm Shares at a public offering price of $4.00 per share.

     4. FURTHER AGREEMENTS OF THE COMPANY.

         The Company covenants and agrees with each of Underwriters that:

                  (1) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible. The Company will use its best efforts to cause any 462 Registration Statement as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible. The Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any 462 Registration Statement has become effective or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission. If the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations have been filed, within the time period prescribed, with the Commission pursuant to subparagraph (7) of Rule 424(b) of the Rules and Regulations. If for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. Promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters. The Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the

Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Act. The Company will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations and the provisions of this Agreement.

                  (2) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                  (3) The Company will arrange for qualification (including by providing full cooperation with Underwriter's Counsel, whose services in this matter are required and which you and the Company will seek to expedite) of the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, provided, however, that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction for such purpose.

                  (4) The Company will furnish to you, as soon as available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, in no event later than the second full business day following the first day that Shares are traded, copies of each Registration Statement (two of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if the Representatives, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request.

                  (5) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

                  (6) During a period of five (5) years after the date hereof, the Company will furnish to its shareholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and, upon request by a shareholder, unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its shareholders, statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's shareholders, (ii) concurrently with furnishing to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (iii) as soon as they are available, copies of all reports (financial or other) mailed to shareholders, (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to shareholders or prepared by the Company, and (vi) any additional information of a public nature concerning the Company, or its business which you may reasonably request. During such five (5) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and such subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (7) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (8) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                  (9) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith consult with you concerning the substance of and whether to disseminate a press release or other public statement, commenting on such rumor, publication or event.

                  (10) During the Lock-up Period, the Company will not, without the prior written consent of the Representatives, effect (1) a public offering of its Common Stock or securities convertible into or exchangeable for its Common Stock, or (2) a private placement of its Common Stock or securities convertible into or exchangeable for its Common Stock,, in either case at a price per share of less than the Fair Market Value (as hereinafter defined). Fair Market Value shall mean the average of the closing prices on the American Stock Exchange (or the principal stock market where the Common Stock is traded) for the 20 trading days preceding the closing of such transaction..

                  (11) The Company will cause the Securities to be included for quotation on AMEX following the Firm Closing Date.

     5. EXPENSES.

         (a) The Company agrees with each Underwriter that:

                  (1) The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, all Blue Sky filing fees and related expenses, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel in connection with such NASD filings and Blue Sky qualifications); and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder. The provisions of this Section 5(a)(i) are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay.

                  (2) In addition to its other obligations under Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in
Section 8(a) hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         (b) In addition to their other obligations under Section 8(b) hereof, the Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(b) hereof, they will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(2) and 6(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(2) and 6(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a) and 8(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 8(d) hereof.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

         The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 11:00 A.M., Eastern Standard Time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

         (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been satisfactory to Underwriters'

Counsel, and such counsel shall have been furnished with such papers and information as they may have requested to enable them to pass upon the matters referred to in this Section.

         (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

         (d) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, the following opinion of Foley, Hoag & Eliot LLP, counsel for the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                  (1) Each of the Company and its Subsidiaries has been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of their incorporation;

                  (2) Each of the Company and its Subsidiaries has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                  (3) Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in Delaware, New York and Rhode Island;

                  (4) Based on a review of the Minute Book and in reliance on statements of officers duly set forth in certificates attached to the opinion, the authorized, capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and will not have been issued in violation of the Company's charter or bylaws or in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right, and all sales of the Company's capital stock were exempt from the registration or qualification requirements of the Act and state securities laws. The Company's outstanding options of the Company as described in the Prospectus have been duly authorized and shares of Common Stock have been reserved for issuance pursuant to the terms of the Company's 1996 Stock Plan or 1999 Stock Option Plan;

                  (5) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or, to the best of such counsel's knowledge, other similar right contained in the Company's charter or bylaws or in any other agreement or contract to which the Company is a party; and the forms of certificates evidencing the Shares comply with Delaware law;

                  (6) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

                  (7) Each of this Agreement, the Warrant Agreement and the Consulting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                  (8) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, threatened under the Act;

                  (9) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules), financial data derived therefrom and other financial and statistical information included therein as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

                  (10) The information in the Prospectus under the caption "Description of Capital Stock," the information in the Prospectus concerning the number of shares of common stock which are restricted shares under the Securities Act of 1933, the number of restricted shares eligible for sale in the public market beginning March 5, 2000 and the date when all restricted shares will be available for sale in the public market described under the caption "RISK FACTORS - Future sales of common stock by existing security holders could depress the market price for the common stock." and the information in the Prospectus under the caption "Business -- Legal Proceedings," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions;

                  (11) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes fairly present in all material respects the information required to be presented by the Act and the applicable Rules and Regulations;

                  (12) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the charter or bylaws of the Company or any of its Subsidiaries or (b) to our knowledge, conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which its properties are bound, or any applicable statute, rule or regulation generally applicable to transactions of the type contemplated hereunder or any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its properties or operations which such breach, conflict, violation or default is reasonably likely to have a Material Adverse Effect.;

                  (13) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of the Company's or its Subsidiaries' properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters;

                  (14) To such counsel's knowledge, each of Company and its Subsidiaries is not in violation of its respective charter or bylaws.

                  (15) Except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated hereby and thereby, entered into the Lock-up Agreements;

                  (16) Except as set forth in the Registration Statement and the Prospectus, there is no actual or, to the knowledge of such counsel, threatened action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques or technology, including, processes and substances, owned by or affecting the business operations of the Company or any of its Subsidiaries which are pending or threatened against the Company or any of its Subsidiaries and which action, suit, claim or proceeding would, with respect to any of the foregoing, have a Material Adverse Effect; and

                  (17) If the Company elects to rely on Rule 434, the Prospectus is not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A).

         In addition, such counsel shall state that such counsel has acted as outside corporate legal counsel to the Company and participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads such counsel to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules, other financial information derived therefrom and other financial and statistical information included therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Counsel rendering the foregoing opinion may rely, as to matters of fact, to the extent such counsel deems proper, upon certificates of responsible officers of the Company, of the Company's transfer agent and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. References to the Registration Statement and the Prospectus in this subsection (d) shall include any amendment or supplement thereto at the date of such opinion. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

         (e) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of Nutter, McClennen & Fish LLP, in form and substance reasonably satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

         (f) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter, or letters from Radin, Glass, addressed to the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be (in each case, the "Bring Down Letter"), confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in the letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), dated the date hereof, or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since its date, or to reflect the availability of more recent financial statements, data or information. The Bring Down Letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Radin, Glass shall be addressed to or for the use of the Underwriters and the Company's Board of Directors in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the balance sheets of the Company as of June 30, 1999 and June 30, 1998, respectively and related statements of operations, changes in shareholders' equity (deficit) and cash flows for the twelve (12) months ended June 30, 1999, June 30, 1998, June 30, 1997, respectively, (iii) state that Radin, Glass has performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information and providing the report of Radin, Glass as described in SAS 71 on the financial statements for the periods ended September 30, 1999, (the "Quarterly Financial Statements"), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, (v) state that nothing came to their attention that caused them to believe that the financial statements included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that any adjustments thereto have not been properly applied to the historical amounts in the compilation of such statements, and (vi) address other matters agreed upon by Radin, Glass and you. In addition, you shall have received from Radin, Glass a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of June 30, 1999, June 30, 1998 and June 30, 1997, and as of September 30, 1999 did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

         (g) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                  (1) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date and such later date on which Option Shares are to be purchased, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

                  (2) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                  (3) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations, and in all material respects conformed to the requirements of the Act and the Rules and Regulations, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                  (4) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or any of its Subsidiaries, (b) any transaction that is material to the Company or any of its Subsidiaries, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company or any of its Subsidiaries, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business,
(d) any change in the capital stock or outstanding indebtedness of the Company or any of its Subsidiaries that is material to the Company or such Subsidiary or is out of the ordinary course of business of the Company or such Subsidiary ,
(e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

         (h) The Company shall have obtained and delivered to you a Lock-up Agreement in the form attached hereto as Exhibit B from each officer and director of the Company and each person set forth on Schedule 1 attached hereto.

         (i) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

         (j) The Company and CRI shall have executed the Warrant Agreement. The Warrant Agreement shall provide that the Company shall sell to CRI, for its own account, five-year, non-transferable (with certain limited exceptions set forth in the Warrant Agreement) warrants to purchase from the Company 220,000 shares of common stock (the "Warrants"). The Warrants will be purchased by CRI for an aggregate purchase price of $250, will not be exercisable until one year after the Closing Date and will thereafter be exercisable at a per share price equal to 165% of the public offering price. The Warrant Agreement shall provide, upon customary terms and conditions and as more particularly described therein, antidilution provisions and the following registration rights:

                  (1) Demand Registration at Company's Expense. On one occasion, at the Company's expense and upon the request of the holders of a majority of the Warrants or the common stock issuable thereunder, as the case may be, the Company shall register under the Act the Warrants and/or the common stock issuable thereunder. This registration right shall become exercisable commencing on the first anniversary following the Closing Date and shall terminate on the fifth anniversary following the Closing Date.

                  (2) Piggyback Registration Rights. If the Company proposes to register any securities under the Act, then the Company shall, at the request of any holders of Warrants or the common stock issuable thereunder, use the Company's best efforts to register such Warrants or shares or common stock issuable thereunder. This registration rights shall become exercisable commencing on the first anniversary following the Closing Date and shall terminate on the fifth anniversary following the Closing Date.

                  (3) Other Registration Rights. In addition, at the holders' expense and upon the request of the holders of the Warrants or the common stock issuable hereunder, as the case may be, the Company shall cooperate with the holders in preparing and signing a Registration Statement needed to register the Warrants and/or the common stock issuable thereunder under the Act.

         (k) The Company and CRI shall have executed the Consulting Agreement.

         (l) The Company shall have secured Director and Officer Liability Insurance in an amount and from an insurer reasonably satisfactory to the Representatives, provided that the amount of coverage shall not exceed that which is customary for companies of comparable size and in the same industry as the Company.

         (m) Effective as of the Company's annual meeting of shareholders for the year ended June 30, 2000, the Company's management will propose a slate of directors which will at all times permit the Company's Board of Directors to include at least three independent directors.

         All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

     7. OPTION SHARES.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase the Option Shares at the purchase price per share for the Firm Shares set forth in Section 4 hereof (the "Option"). The Option may be exercised by the Representatives on behalf of the several Underwriters on one (1) or more occasions in whole or in part during the period of forty-five
(45) days after the date on which the Firm Shares are initially offered to the public by giving written notice (the "Option Notice") to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of the Option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of the Option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representatives in such manner as to avoid fractional shares.

                  Arrangement for electronic transfer of or delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the Option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in same day funds, payable to the order of the Company or by wire transfer in same day funds. In the event of any breach of the foregoing, the Company shall reimburse the Underwriters for the interest lost and any other expenses borne by them by reason of such breach. Such delivery and payment shall take place at the offices of Nutter, McClennen &Fish, LLP, One International Place, Boston, Massachusetts or at such other place as may be agreed upon between the Representatives and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least two (2) full business days prior to the Closing Date, or (ii) on a date which shall not be later than the third
(3rd) full business day following the date the Company receives written Notice of the Option, if such notice is received by the Company after the date two (2) full business days prior to the Closing Date.

         The certificates for the Option Shares to be so delivered will be made available to you at such office or such other location, as you may reasonably request for checking at least one (1) full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to such date of payment and delivery. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

         It is understood that each of you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

         (b) Upon exercise of any option provided for in Section 7(a) hereof, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company herein, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, to the conditions set forth in Section 7 hereof, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company or the satisfaction of any of the conditions herein contained.

     8. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities and furnished by the Company, including without limitation, slides, videos, films and tape recordings, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(4) hereof. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this
Section 8(c) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

         The indemnity agreement in this Section 8(c) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 except to the extent that it has been prejudiced by such omission. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a), 8(b), or 8(c) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

         (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the public offering price, and the Company is responsible for the remaining portion, provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of damages which such Underwriter has otherwise been required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

         (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

     9. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter within the meaning of the Act or the Exchange Act, or by or on behalf of the Company, or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

     10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

                  If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four (24) hours to allow the several Underwriters the privilege of substituting within twenty-four (24) hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four (24) hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement, supplements to the Prospectus or other such documents which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

                  In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section 10, then, other than as set forth in the Letter Agreement, the Company shall not be liable to any Underwriter (except as provided in Sections 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 5 and 8 hereof).

         The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 10.

     11. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

         (a) This Agreement shall become effective at the earlier of (i) 9:30 A.M., Eastern Standard Time, on the first full business day following the effective date of the Registration Statement, or (ii) the time of the public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 11 before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided herein.

         (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Closing Date or on or prior to any later date on which Option Shares are to be purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform any agreement hereunder on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to subparagraph (i) above, the Company shall remain obligated to pay costs and expenses pursuant to Sections 5(a)(1) and 8 hereof. Any termination pursuant to any of subparagraphs (ii) through (v) above shall be without liability of any party to any other party except as provided in Sections 5(a)(1), and 8 hereof.

                  If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

     12. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or telecopied (and confirmed by letter) to you c/o Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715, telecopier number (714) 852-9603, Attention: General Counsel, with a copy to Nutter, McClennen & Fish, LLP, One International Place, Boston, MA 02110, telecopier number (617) 310-9889, Attention: Gene A. Blumenreich, Esq.; if sent to the Company, such notice shall be mailed, delivered, telegraphed or telecopied (and confirmed by letter) to CollegeLink.com Incorporated, 55 Hammarlund Way, Middletown, Rhode Island 02842, telecopier number (401) 845-8821, Attention: Chairman, with a copy to Foley, Hoag & Eliot, LLP, One Post Office Square, Boston, MA 02109, telecopier number (617) 832-7000, Attention:
David Broadwin, Esq.

     13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in
Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

                  In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by Cruttenden Roth Incorporated on behalf of you.

     14. APPLICABLE LAW. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by, and construed in accordance with, the laws of the State of California.

     15. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings arising out of or relating to this Agreement shall be initiated and tried exclusively in the State and Federal courts located in the state of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 15. The Company accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 15 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement.

     16. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.


                                          Very truly yours,

                                          COLLEGELINK.COM INCORPORATED



                                          By:
                                             -----------------------------------
                                                Richard A. Fisher
                                                Chairman



Accepted as of the date first above written:

CRUTTENDEN ROTH INCORPORATED
PENNSYLVANIA MERCHANT GROUP

On their behalf and on behalf of each of the several Underwriters named in Schedule A hereto.

By:  CRUTTENDEN ROTH INCORPORATED


By:
   ----------------------------------------------
     Authorized Signatory
     For and on behalf of the Representatives


                   [SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

                                   SCHEDULE A

                                                                                     Number of Firm Shares
                               Underwriters                                             To Be Purchased
     ------------------------------------------------------------                  -------------------------
     Cruttenden Roth Incorporated................................

     Pennsylvania Merchant Group ................................



              TOTAL..............................................



                                      A-1